UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 24, 2005

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 24, 2005 Chyron Corporation (the "Company") entered into a First Loan Modification Agreement (the "Agreement") with Silicon Valley Bank ("SVB"). The Agreement renews through April 14, 2006, with some modifications, the current Loan and Security Agreement with SVB, dated as of April 29, 2004, under which the Company maintains a $2,500,000 working capital line of credit ("Revolver") with an advance rate of up to 80% of eligible accounts receivable. Up to $500,000 of the Revolver may be used for letters of credit, cash management services and foreign exchange transactions. The primary modifications in the Agreement were: 1) to lower the interest rate from SVB Prime Rate plus 2% per annum to SVB Prime Rate plus 1.5% per annum; 2) to require that with respect to the Company's Series C Debentures that mature December 31, 2005, repayment of said debentures, in an aggregate amount up to $2,700,000 in principal and interest, will be permitted, no earlier than December 31, 2005, so long as the Company has no obligations owing to SVB and the scheduled repayment will not cause a financial covenant default; and, 3) to modify the tangible net worth ("TNW") financial covenant from the requirement to have a TNW of $2,000,000 at the end of each month to a requirement to have a TNW of $2,000,000 at month-end for months that do not coincide with the end of a quarter and a TNW of $3,000,000 at month-end for months that coincide with the end of a quarter. No amounts are outstanding under the Revolver.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 First Loan Modification Agreement dated February 24, 2005.

10.2 Loan and Security Agreement dated April 29, 2004.

10.3 Side Letter to Loan and Security Agreement dated April 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: February 25, 2005
Exhibit Index

Exhibit Number	Description of Exhibit

10.1	First Loan Modification Agreement dated February 24, 2005.
10.2	Loan and Security Agreement dated April 29, 2004.
10.3	Side Letter to Loan and Security Agreement dated April 29, 2004.